Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

January 15, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.02 in the Form 8-K dated January 15, 2009 of Shade Down Under, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with these statements.

Very truly yours,

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada

6490 WEST DESERT INN ROAD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501